UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2011, Marriott International, Inc. (“Marriott”) held its Annual Meeting of Shareholders. At the Annual Meeting, shareholders considered: 1) the election of the ten director nominees named in the proxy statement; 2) the ratification of the independent registered public accounting firm for fiscal 2011; 3) an advisory resolution to approve the compensation of Marriott’s named executive officers; and 4) on an advisory basis the frequency of future advisory votes on the compensation of Marriott’s named executive officers. Marriott’s shareholders voted as follows on these matters:

1.	Marriott’s shareholders elected the ten director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
J.W. Marriott, Jr.	2,791,201,710	51,911,970	1,824,100	336,625,250
John W. Marriott III	2,827,017,150	15,460,860	2,459,770	336,625,250
Mary K. Bush	2,812,410,610	25,557,050	6,970,120	336,625,250
Lawrence W. Kellner	2,829,242,970	9,580,280	6,114,530	336,625,250
Debra L. Lee	2,758,472,180	80,111,880	6,353,720	336,625,250
George Muñoz	2,832,164,300	7,292,460	5,481,020	336,625,250
Harry J. Pearce	2,807,146,360	32,527,880	5,263,540	336,625,250
Steven S Reinemund	2,812,565,120	26,300,950	6,071,710	336,625,250
Lawrence M. Small	2,801,001,710	37,764,640	6,171,430	336,625,250
Arne M. Sorenson	2,825,453,220	15,180,550	4,304,010	336,625,250

2.	Marriott’s shareholders ratified the appointment of Ernst & Young LLP as Marriott’s independent registered public accounting firm for fiscal 2011 with the following votes:

FOR	AGAINST	ABSTAIN
3,159,636,440	18,154,650	3,771,940

3.	Marriott’s shareholders approved the advisory resolution to approve the compensation of Marriott’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
2,786,866,900	46,824,100	11,246,780	336,625,250

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold an advisory vote on executive compensation on an annual basis until the next vote on frequency, which is required at least once every six years.

4.	Marriott’s shareholders voted on an advisory basis to hold future advisory votes on the compensation of Marriott’s named executives as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON- VOTES
2,466,949,690	91,328,770	277,054,770	9,604,550	336,625,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: May 9, 2011	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President and Chief Financial Officer

4